UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2012

USA GRAPHITE INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52044	26-2940624
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

848 N. Rainbow Blvd. #3550

Las Vegas, Nevada 89107

(603) 525-3380

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report and unless otherwise indicated, the terms “we,” “us,” “our,” the “Company” and “USGT” refer to USA Graphite Inc.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On November 8, 2012, Patrick DeBlois resigned from all positions with the Company, including but not limited to, that of President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On November 8, 2012, Eden Clark resigned from all positions with the Company, including but not limited to that of, Secretary and Director. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On November 8, 2012, Wayne Yamamoto was appointed as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director.

The biography for Mr. Yamamoto is set forth below:

Wayne Y. Yamamoto, brings over 30 years of successful leadership and innovation in the area of information technology, software development and corporate financing. Mr. Yamamoto was the President of Call/Recall which is the first company to develop and patent terabyte optical storage technology. As the CTO of W&W, Mr. Yamamoto led a team to create the first interactive television system for the cable industry. At Quark, Mr. Yamamoto was a member of a 5 man executive management team that led Quark to worldwide expansion, while maintaining industry high profit margins. Mr. Yamamoto has also held executive positions or served as a board member of several startups including ResTech, Sierra Medical, Photonic Storage Systems, Clareos, Arbor Software, and Solutions Technology.

Since 1998, Mr. Yamamoto has been focused on investment banking and structuring financial transactions as the Managing Director of a private investment fund, a director for First Wall Street Capital and as an independent consultant with experience in international commodities trading (petroleum products and Iron Ore), technology, gaming, hospitality, entertainment and large commercial real estate development. Mr. Yamamoto has complete deal making experience including:

  Public offerings and reverse mergers
  Equity Capital - Raised capital for over 30 companies through private placements including PSS, Uniloc, Intel, Leap Frog, Tempest, ResTech, Tumbleweed, Clareos, Compliancy Group, S3i and Intel Corporation.
  Mergers and Acquisitions with Conoco-Phillips, Shell and ExxonMobil in the sale of over 2,800 retail locations, Acquisition of Times Square Stores for the Pritzker family of Chicago and the Schmidt Family of Germany.
  All stages of commercial real estate development financing while a director at First Wall Street Capital.

Mr. Yamamoto has also established a non-profit foundation called Digital Wave to bring computer science education to underprivileged kids of Hawaii.

Related Party Transaction

There are no party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

There is no family relationship between Mr. Yamamoto and any of the

ITEM 8.01 OTHER EVENTS

Change in Corporate Counsel

On November 8, 2012, the Company engaged Zouvas Law Group, PC ("Zouvas Law Group") to serve as the Companys new corporate counsel. During the period of the former counsel's engagement through November 8, 2012, neither the Company nor anyone on its behalf consulted with Zouvas Law Group, P.C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA GRAPHITE INC.
Date: November 13, 2012	By: /s/ Wayne Yamamoto
Wayne Yamamoto
Chief Executive Officer